Exhibit 32

SECTION 906 CERTIFICATIONS

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 9.06 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Respironics, Inc. (the Company), hereby certify that the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006 (Report) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 13, 2006	/s/ JOHN L. MICLOT
	Name:	John L. Miclot
	Title:	President and Chief Executive Officer

/s/ DANIEL J. BEVEVINO
	Name:	Daniel J. Bevevino
	Title:	Vice President and Chief Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.